                                                                 Exhibit (b)(1)

                             CREDIT SUISSE FIRST BOSTON

                             Uetibergstrasse 231   Telephone    +41 1 333 62 73
                             P.O. Box 800          Telefax      +41 1 333 78 00
                             CH 8070 Zurich




Corporate & Investment Banking              Sulzer Medica Ltd.
Switzerland                                 Attn. Mr. Ernst Schwarz
Mathias Luchsinger/ Beat Kofmel             Zurcherstrasse 12
                                            8401 Winterthur

                                            By Fax: + 41 52 262 03 23


+41 1 333 62 73                             December 17, 1997   FBFC 13/ BK


USD 250 MM BRIDGE CREDIT FACILITY BY CREDIT SUISSE FIRST BOSTON

Dear Sirs

We refer to our recent discussions and are pleased to inform you that Credit Suisse First Boston has approved to provide you with the following Credit
Facility:


BORROWER      Sulzer Medica Ltd., Winterthur

LENDER        Credit Suisse First Boston

AMOUNT        USD 250,000,000 - (US Dollars two hundred and fifty million
              00/100)

TYPE          Short Term Bridge Credit Facility

PURPOSE       Acquisition Financing Spine Tech, Inc.

COMMITMENT    December 17, 1997

FUNDING       January 23, 1998

MATURITY      March 31, 1998

AMORTIZATION  02.02.98  USD  65MM
              24.02.98  USD  41MM
              26.02.98  USD  14MM
              27.02.98  USD  53MM
              02.03.98  USD  20MM
              31.03.98  USD  57MM

PRICING       COMMITMENT FEE of 10 bp p.a.

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                                          2


              SPREAD of 15 bp p.a. over LIBOR

DOCUMENTATION Facility Agreement to be concluded

JURISDICTION  Swiss Law/ Zurich 3 Court



We are pleased to provide you with our services and look forward to smoothly execute the above transaction.


Yours sincerely


CREDIT SUISSE FIRST BOSTON


 /s/ Christian E. Rohrback               /s/ Mathias Luchsinger
--------------------------------       --------------------------------
Christian E. Rohrback                  Mathias Luchsinger
Managing Director Senior Advisor       Director








CC: Mr. Brian Polzak, Credit Suisse First Boston, New York
By Fax: +1 212 325 8000